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BIG 5 SPORTING GOODS CORPORATION RECEIVES ADDITIONAL FILING
EXTENSION FROM NASDAQ

•	RECEIVES NOTIFICATION FROM NASDAQ REGARDING SECOND QUARTER FORM 10-Q
EL SEGUNDO, CA — August 26, 2005 — Big 5 Sporting Goods Corporation (NASDAQ: BGFVE), a leading sporting goods retailer, today announced that the Nasdaq Listing Qualifications Panel (the “Panel”) has granted the Company’s request to extend the deadline for the Company to file its Annual Report on Form 10-K for fiscal 2004 (the “fiscal 2004 Form 10-K”) and its Quarterly Reports on Form 10-Q for the first quarter and second quarter of fiscal 2005 (the “first quarter and second quarter fiscal 2005 Forms 10-Q”) and to continue the listing of the Company’s common stock on the Nasdaq National Market pending those filings. The Panel has granted the Company an extension until August 31, 2005 to file its fiscal 2004 Form 10-K and an extension until September 30, 2005 to file its first quarter and second quarter fiscal 2005 Forms 10-Q. These dates are an additional extension from the August 12, 2005 extension date previously granted by the Panel for the Company to file its fiscal 2004 Form 10-K and its first quarter fiscal 2005 Form 10-Q. As previously announced, the Company is not in compliance with Nasdaq requirements for continued listing as a result of its failure to file with the Securities and Exchange Commission its fiscal 2004 Form 10-K and its first quarter and second quarter fiscal 2005 Forms 10-Q.
In granting this additional extension, the Panel advised the Company that in the event that the Company is unable to file its fiscal 2004 Form 10-K by August 31, 2005, no further requests for extension to file the Form 10-K would be considered. Work on the review and associated audit of the Company’s fiscal 2004 Form 10-K has been substantially completed, and while no assurances can be given, the Company expects to be able to file its Form 10-K by August 31, 2005. The Company also expects that the review of its first quarter and second quarter fiscal 2005 Forms 10-Q will be completed, and that those reports will be filed, soon after the Form 10-K is filed.
The Company also received a notice on August 25, 2005 of a determination by Nasdaq’s Listing Qualifications Staff that it fails to comply with Nasdaq listing standards set forth in Nasdaq Marketplace Rule 4310(c)(14) due to the delayed filing of its second quarter fiscal 2005 Form 10-Q with the SEC and that this deficiency is an additional basis for delisting its securities from the Nasdaq National Market. The Company filed a Form 12b-25 with the SEC on August 15, 2005 to report that it was unable to file its second quarter fiscal 2005 Form 10-Q by the August 12, 2005 deadline. The Company previously announced that it had notified Nasdaq of its inability to timely file the second quarter fiscal 2005 Form 10-Q and had requested an extension of time to file this Form 10-Q. As discussed above, the Panel considered this request and granted the Company an extension to September 30, 2005 to file its second quarter fiscal 2005 Form 10-Q.
In the event that the Company is unable to file its fiscal 2004 Form 10-K by August 31, 2005, or its first quarter and second quarter fiscal 2005 Forms 10-Q by September 30, 2005, the Company’s shares may be delisted from the Nasdaq National Market.
About Big 5 Sporting Goods Corporation
Big 5 is a leading sporting goods retailer in the United States, operating 311 stores in 10 states under the “Big 5 Sporting Goods” name. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, snowboarding and in-line skating.
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Big 5’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, weather conditions, changes in costs of goods, changes in interest rates and economic conditions in general. Those and other risks are more fully described in Big 5’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K/A filed on October 25, 2004 and its Quarterly Report on Form 10-Q for the quarter ended September 26, 2004. Big 5 disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.